UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the

Securities Exchange Act of 1934

July 23, 2012

Date of Report (Date of earliest event reported)

LOCAL.COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Irvine Center Drive

Irvine, California 92618

(Address of principal executive offices)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 23, 2012, Local.com Corporation (the “Registrant”) filed definitive revised proxy soliciting materials (the “Revised Proxy Statement”) which corrects a typographical error in its definitive proxy statement (the “Proxy Statement”) previously filed on Schedule 14A with the Securities and Exchange Commission on June 12, 2012. The Revised Proxy Statement corrected a typographical error contained in Proposal 3 of the Proxy Statement at Page 55. Specifically, in the section titled “Burn Rate Commitment” on Page 55 of the Proxy Statement, the Registrant noted that “For the purposes of calculating the number of awards granted in each of the next three fiscal years, (i) awards of stock options and stock appreciation rights will count as one share, and (ii) awards of restricted stock, restricted stock units or other full value awards will count as 1.41 shares.” In fact, such sentence should have provided that “For the purposes of calculating the number of awards granted in each of the next three fiscal years, (i) awards of stock options and stock appreciation rights will count as one share, and (ii) awards of restricted stock, restricted stock units or other full value awards will count as 1.5 shares.” The Registrant fully intends to abide by the Burn Rate Commitment as if the language was correctly stated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION

Date: July 23, 2012	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer and Secretary